UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2024

MINIM, INC.

(Exact name of registrant as

specified in its charter)

Delaware	001-37649	04-2621506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 Elm Street, Manchester, NH 03101

(Address of principal executive offices, including zip code)

(833) 966-4646

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Preferred Stock, $0.01 par value	MINM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 20, 2024, Minim, Inc., a Delaware corporation (the “Company”), entered into an Employment Agreement (the “Agreement”) with David Lazar (“Lazar”). Pursuant to the Agreement, the Company engaged Lazar to act as the Chief Executive Officer and Chief Financial Officer (“CEO/CFO”) following the resignation of Jeremy Hitchcock after a certain transition period. Lazar will have the customary powers and responsibilities of a CEO/CFO of a corporation of the size and type of the Company. Effective January 1, 2024, Lazar shall be paid a base salary of $406,000 per annum, which shall be deferred and accrued for the immediate future. Lazar shall also be eligible for certain annual and special bonuses, as determined by the compensation committee. The Agreement has a three (3) year term.

The description of the Agreement above does not purport to be complete. For more information regarding the Agreement, please see the complete agreement attached hereto as Exhibit 10.1. Exhibit 10.1 should be reviewed in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated February 20, 2024, by and between the Company and David Lazar.
104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINIM, INC.

Date: February 21, 2024	By:	/s/ Jeremy Hitchcock
Jeremy Hitchcock
Chief Executive Officer